Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 19, 2008, accompanying the consolidated financial statements included in the Annual Report of United Capital Corp. and Subsidiaries on Form 10-K for the year ended December 31, 2007.  We hereby consent to the incorporation by reference of said report in the Registration Statements of United Capital Corp. on Form S-8 (Registration Nos. 33-28045, 33-65140, 333-28395, 333-57873 and 333-98645).

/s/ Holtz Rubenstein Reminick LLP
HOLTZ RUBENSTEIN REMINICK LLP

Melville, New York
March 20, 2008